Horizon Technology Finance Provides Fourth Quarter 2022 Portfolio Update

-	Horizon Platform Originates $114 Million of New Loans in Q4, Including $104 Million of New Loans for HRZN -
-	HRZN Grows Loan Portfolio by $262 Million in 2022 -
-	Horizon Platform Ends 2022 with Committed Backlog of $255 Million, Including $220 Million in HRZN Commitments -

Farmington, Connecticut – January 11, 2023 – Horizon Technology Finance Corporation (NASDAQ: HRZN) (“HRZN” or the “Company”), a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries, today provided its portfolio update for the fourth quarter ended December 31, 2022 and an update on the lending platform (“Horizon Platform”) of Horizon Technology Finance Management LLC (“HTFM”), its investment adviser.

“The Horizon Platform ended the year with another quarter of strong originations and portfolio growth, funding $114 million of loans, including $104 million of loans for HRZN,” said Gerald A. Michaud, President of HRZN and HTFM. “The power of the Horizon brand was evident throughout 2022, as the Horizon Platform originated over $543 million in new loans, including a record-high $403 million for the HRZN portfolio.”

“Additionally, the Horizon Platform’s committed backlog of debt investments remained strong at $255 million, including $220 million in HRZN commitments, and the Horizon Platform pipeline remains robust, providing ample runway to thoughtfully grow HRZN’s portfolio of debt investments,” added Mr. Michaud. “As we enter 2023, we believe the Horizon Platform and HRZN remain well positioned to deliver additional value to HRZN’s shareholders.”

Fourth Quarter 2022 Portfolio Update

Originations

During the fourth quarter of 2022, a total of $113.5 million of loans funded through the Horizon Platform, including ten loans totaling $103.9 million funded by HRZN as follows:

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$45.0 million to a new portfolio company, Evelo Biosciences, Inc. (NASDAQ: EVLO), a clinical stage biotechnology company developing a novel platform of orally delivered medicines acting on the small intestinal axis.

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$10.6 million to a new portfolio company, an online interior design service, a portion of which was used to purchase assets of an existing portfolio company of HRZN which resulted in a partial paydown of HRZN’s debt investment in such existing portfolio company.

●	$10.0 million to a new portfolio company, Groundspeed Analytics, Inc., a developer of an AI platform that captures, structures, and delivers complete risk data to commercial P&C insurance carriers.
●	$10.0 million to an existing portfolio company, Magnolia Medical Technologies, Inc., a developer of an FDA-cleared high-precision blood culture collection medical device.
●	$7.5 million to an existing portfolio company, Divergent Technologies, Inc., a creator of an innovative global manufacturing infrastructure platform for the automotive industry.
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$7.5 million to an existing portfolio company, Soli Organic Inc., a leading grower and marketer of fresh organic culinary herbs, providing sustainable, USDA-certified organic, regionally grown produce to retailers.

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$7.0 million to a new portfolio company, Robin Healthcare, Inc., a developer of an AI device that silently observes healthcare visits, extracts data, then builds and uploads clinical notes to a patient’s electronic health record.

●	$2.5 million to an existing portfolio company, Sonex Health, Inc., a developer of technology, education and training programs for ultrasound guided procedures.
●	$2.5 million to an existing portfolio company, a developer of next generation microbial solutions for both companion and livestock animals.
●	$1.3 million to an existing portfolio company, a data platform that enables marketers to build personalized digital experiences and 1-to-1 marketing campaigns by focusing on behavioral data.

Liquidity Events and Partial Paydowns

HRZN experienced liquidity or partial paydown events from two portfolio companies in the fourth quarter of 2022, including principal prepayments of $8.2 million, compared to $22.0 million of principal prepayments during the third quarter of 2022:

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In November, LogicBio Therapeutics, Inc. prepaid its outstanding principal balance of $2.6 million on its venture loan, plus interest, end-of-term payment and prepayment fee. HRZN continues to hold warrants in the company.

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In December, HRZN received a paydown of $5.6 million on its venture loan to Interior Define, Inc. from the sale of certain assets of Interior Define, Inc. to a new borrower of HRZN, whose purchase of such assets was financed by HRZN with a new debt investment.

Principal Payments Received

During the fourth quarter of 2022, HRZN received regularly scheduled principal payments on investments totaling $4.1 million, compared to regularly scheduled principal payments totaling $4.5 million during the third quarter of 2022.

Commitments

During the quarter ended December 31, 2022, HRZN closed new loan commitments totaling $102.6 million to five companies, compared to new loan commitments of $156.0 million to eight companies in the third quarter of 2022. Across the Horizon Platform, an additional $3.4 million of unfunded loan commitments were closed.

Pipeline and Term Sheets

As of December 31, 2022, HRZN’s unfunded loan approvals and commitments (“Committed Backlog”) were $220.0 million to 18 companies. This compares to a Committed Backlog of $252.0 million to 26 companies at HRZN as of September 30, 2022. HRZN’s portfolio companies have discretion whether to draw down such commitments and the right of a portfolio company to draw down its commitment is often subject to achievement of specific milestones and other conditions to borrowing. Accordingly, there is no assurance that any or all of these transactions will be funded by HRZN. Across the Horizon Platform, the quarter ended with an additional $35.0 million of unfunded loan approvals and commitments.

During the quarter, HTFM received signed term sheets that are in the approval process, which may result in the Horizon Platform providing up to an aggregate of $30.0 million of new debt investments. These opportunities are subject to underwriting conditions including, but not limited to, the completion of due diligence, negotiation of definitive documentation and investment committee approval, as well as compliance with HTFM’s allocation policy. Accordingly, there is no assurance that any or all of these transactions will be completed or funded by HRZN.

Warrant and Equity Portfolio

As of December 31, 2022, HRZN held a portfolio of warrant and equity positions in 99 portfolio companies, including 82 private companies, which provides the potential for future additional returns to HRZN’s shareholders.

About Horizon Technology Finance

Horizon Technology Finance Corporation (NASDAQ: HRZN) is a leading specialty finance company that provides capital in the form of secured loans to venture capital backed companies in the technology, life science, healthcare information and services, and sustainability industries. The investment objective of Horizon is to maximize its investment portfolio's return by generating current income from the debt investments it makes and capital appreciation from the warrants it receives when making such debt investments. Horizon is headquartered in Farmington, Connecticut, with a regional office in Pleasanton, California, and investment professionals located in Austin, Texas, Chicago, Illinois, Reston, Virginia and Portland, Maine. To learn more, please visit horizontechfinance.com.

Forward-Looking Statements

Statements included herein may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance, condition or results and involve a number of risks and uncertainties. Actual results may differ materially from those in the forward-looking statements as a result of a number of factors, including those described from time to time in Horizon’s filings with the Securities and Exchange Commission. Horizon undertakes no duty to update any forward-looking statement made herein. All forward-looking statements speak only as of the date of this press release.

Contacts:

Investor Relations:

ICR

Garrett Edson

ir@horizontechfinance.com

(860) 284-6450

Media Relations:

ICR

Chris Gillick

HorizonPR@icrinc.com

(646) 677-1819